[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.21

EXCLUSIVE LICENSE AGREEMENT

BETWEEN

THE JOHNS HOPKINS UNIVERSITY

&

ADURO BIOTECH

JHU Agreement: # -A19340

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “Agreement”) is entered into by and between THE JOHNS HOPKINS UNIVERSITY, a Maryland corporation having an address at 3400 N. Charles Street, Baltimore, Maryland, 21218-2695 (“JHU”) and ADURO BIOTECH, a California corporation having an address at 626 Bancroft Way, Suite 3C, Berkeley, California 94710-2225 (“Company”), with respect to the following:

RECITALS

WHEREAS, as a center for research and education, JHU is interested in licensing PATENT RIGHTS (hereinafter defined) in a manner that will benefit the public by facilitating the distribution of useful products and the utilization of new processes, but is without capacity to commercially develop, manufacture, and distribute any such products or processes; and

WHEREAS, valuable inventions entitled “Development of Mesothelin-Specific Cancer Immunotherapy using an Ascitogenic Ovarian/Peritoneal Tumor Model” and “Control of Human Mesothelin-expressing Tumors By DNA Vaccines” (JHU Ref Nos. C04083 and C10013, respectively) were developed during the course of research conducted by Drs. Tzyy-Choou Wu, Ralph Hruban, Chien-Fu Hung, and Elizabeth Jaffee (all hereinafter, “Inventors”); and

WHEREAS, JHU has acquired through assignment all rights, title and interest, with the exception of certain retained rights by the United States Government, in its interest in said valuable inventions; and

WHEREAS, Company desires to obtain certain rights in such inventions as herein provided, and to commercially develop, manufacture, use and distribute products and processes based upon or embodying said valuable inventions throughout the United States;

NOW THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

All references to particular Exhibits, Articles or Paragraphs shall mean the Exhibits to, and Paragraphs and Articles of, this Agreement, unless otherwise specified. For the purposes of this Agreement and the Exhibits hereto, the following words and phrases shall have the following meanings:

1.1 “AFFILIATED COMPANY” as used herein in either singular or plural shall mean any corporation, company, partnership, joint venture or other entity, which controls, is controlled by or is under common control with Company. For purposes of this Paragraph 1.1, control shall mean the direct or indirect ownership of at least fifty percent (50%) of the securities or other ownership interests representing the equity, voting stock, general partnership or membership interest of such entity.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.2 “COMBINATION PRODUCT” shall mean any product that comprises a LICENSED PRODUCT and at least one other therapeutically active component that is not a LICENSED PRODUCT. For the avoidance of doubt, such other therapeutically active components do not include solvents, diluents, carriers, excipients, buffers or the like used in formulating a LICENSED PRODUCT.

1.3 “COMBINATION SERVICE” shall mean any service or method that comprises (a) a LICENSED SERVICE and that is provided in combination with one or more bacteria-based therapeutics and/or prophylactics, one or more of which may be a LICENSED PRODUCT, and also may be combined with one or more other service(s) which is not a LICENSED SERVICE, or (b) a combination of a LICENSED SERVICE and one or more other services.

1.4 “EFFECTIVE DATE” of this License Agreement shall mean the date the last party hereto has executed this Agreement.

1.5 “EXCLUSIVE LICENSE” shall mean a grant by JHU to Company of its entire right and interest in the PATENT RIGHTS subject to rights retained by the United States Government, if any, in accordance with the Bayh-Dole Act of 1980 (established by P.L. 96-517 and amended by P.L. 98-620, codified at 35 USC § 200 et. seq. and implemented according to 37 CFR Part 401), and subject to the retained right of JHU to make, have made, provide and use for its and The Johns Hopkins Health Systems’ purposes LICENSED PRODUCT(S) and LICENSED SERVICE(S), including the ability to distribute any biological material disclosed and/or claimed in PATENT RIGHTS for nonprofit academic research use to non-commercial entities as is customary in the scientific community.

1.6 “FIRST COMMERCIAL SALE” shall mean, with respect to any LICENSED PRODUCT or LICENSED SERVICE and any country of the world, the first sale of such LICENSED PRODUCT or LICENSED SERVICE under this Agreement by Company, its AFFILIATED COMPANY, or SUBLICENSEE(S) to a non-affiliate third party in such country.

1.7 “LICENSED FIELD” shall mean all bacteria-based therapeutic and/or prophylactic uses for cancer treatment and/or prevention and all uses as a companion diagnostic for all bacteria-based, mesothelin-expressing cancer therapy or prophylaxis. For purposes of this Agreement, a “companion diagnostic” is defined as a test to assess the likelihood of efficacy before treatment and/or monitor the efficacy after treatment for any bacteria-based, mesothelin-expressing cancer therapy or prophylaxis.

1.8 “LICENSED PRODUCT(S)” as used herein in either singular or plural shall mean any process or method, material, compositions, drug, or other product, the manufacture, use or sale of which would constitute, but for the license granted to Company pursuant to this Agreement, an infringement of a VALID CLAIM of PATENT RIGHTS (infringement shall include, but is not limited to, direct, contributory, or inducement to infringe).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.9 “LICENSED SERVICE(S)” as used herein in either singular or plural shall mean the performance on behalf of a third party of any method or the manufacture of any product or the use of any product or composition which would constitute, but for the license granted to Company pursuant to this Agreement, an infringement of a VALID CLAIM of the PATENT RIGHTS, (infringement shall include, but not be limited to, direct, contributory or inducement to infringe).

1.10 “NET SALES” shall mean gross sales revenues and fees billed by Company, AFFILIATED COMPANIES and SUBLICENSEES from the sale of LICENSED PRODUCTS less trade discounts or rebates allowed; refunds, returns and recalls; and sales, use, tariff, import/export duties, or other excise taxes invoiced to and/or paid by the purchaser of the such LICENSED PRODUCT. NET SALES of a COMBINATION PRODUCT sold by Company, its SUBLICENSEE(S) and/or its AFFILIATED COMPANIES shall be calculated by multiplying the NET SALES of the COMBINATION PRODUCT by the fraction A/A+B, where A is the number of all LICENSED PRODUCTS in the COMBINATION PRODUCT, and B is the number of all other therapeutically active components which are not LICENSED PRODUCTS in the COMBINATION PRODUCT.

1.11 “NET SERVICE REVENUES” shall mean gross service revenues and fees billed by Company, AFFILIATED COMPANIES and SUBLICENSEES for the performance of LICENSED SERVICES less trade discounts or rebates allowed; refunds; and sales and/or use taxes imposed upon and with specific reference to the LICENSED SERVICE. NET SERVICE REVENUES of a COMBINATION SERVICE sold by Company, its SUBLICENSEE(S) and/or its AFFILIATED COMPANIES consisting of one or more services and one or more bacteria-based therapeutics or prophylactics shall be calculated by: (i) subtracting the separately available price of such non-licensed service(s) and such bacteria-based therapeutic(s) and/or prophylactic(s) in the COMBINATION SERVICE from the NET SERVICE REVENUES; or (ii) if any component is not sold separately the parties agree to negotiate a reduction in the royalty rate to reflect the fair value that the LICENSED SERVICE contributes to the overall COMBINATION SERVICE sold based on the fraction of the fair value of all LICENSED PRODUCTS and SERVICES divided by the fair value of all products and services in the COMBINATION SERVICE. In the event that any bacteria-based therapeutic and/or prophylactic is a LICENSED PRODUCT, the NET SERVICE REVENUES for purposes of royalty payments shall be based on the sales revenues and fees received from sale of the entire COMBINATION SERVICE, provided however, that the running royalty hereunder shall be imposed only once with respect to the sale of a single unit of a LICENSED PRODUCT.

NET SERVICE REVENUES of a COMBINATION SERVICE sold by Company, its SUBLICENSEE(S) and/or its AFFILIATED COMPANIES consisting of one or more services shall be calculated by: (i) subtracting the separately available price of non-licensed services in the COMBINATION SERVICE from the NET SERVICE REVENUES; or (ii) if any service is not sold separately the parties agree to negotiate a reduction in the royalty rate to reflect the fraction of the fair value that the LICENSED SERVICE contributes to the overall COMBINATION SERVICE sold based on the fraction of the fair value of all LICENSED SERVICES divided by the fair value of all services in the COMBINATION SERVICE.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.12 “PATENT RIGHTS” shall mean (i) the U.S. Patent Applications listed in Exhibit A of this Agreement, each of which is assigned to JHU, and the inventions disclosed and claimed therein, and (ii) any patent or patent application claiming priority thereto or common priority therewith including all divisions, continuations-in-part (but only to the extent that the claims of each such continuation-in-part application are directed to subject matter specifically described in (i)) and continuations thereof, all U.S. patents issuing thereon and reissues, reexaminations, renewals and extensions thereof, any corresponding foreign patent applications, and any patents, or other equivalent foreign patent rights issuing, granted or registered thereon. Upon the written request of Company, JHU shall (or JHU shall instruct its outside legal counsel to) provide to Company a complete listing of the issued and applied-for PATENT RIGHTS outstanding at the time, including the status of any applications, divisions, continuations, reexaminations, reissues, renewals, or registrations then outstanding.

1.13 “PHASE II CLINICAL TRIAL” shall mean a human clinical trial, for which a primary endpoint is a preliminary determination of efficacy or dose ranges in patients with the disease target being studied as required in 21 C.F .R. § 312.2 1 (b), as may be amended from time to time, or a similar clinical study prescribed by the regulatory authorities in a market other than the United States.

1.14 “PHASE III CLINICAL TRIAL” shall mean an expanded human clinical trial performed after preliminary evidence suggesting effectiveness has been obtained from a PHASE II CLINICAL TRIAL, and intended to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship and to provide an adequate basis for physician labeling as required in 21 C.F .R. § 312.21 (c), or a similar clinical study prescribed by the regulatory authorities in a market other than the United States.

1.15 “REGULATORY APPROVAL” shall mean all approvals, including licenses, registrations, and authorizations, of all governmental agencies in a country necessary for the manufacture, use or sale of a LICENSED PRODUCT or LICENSED SERVICE in the applicable country. As used herein, REGULATORY APPROVAL shall not include pricing or reimbursement approval.

1.16 “SUBLICENSEE(S)” as used herein in either singular or plural shall mean any person or entity other than an AFFILIATED COMPANY to which Company has granted a sublicense under this Agreement. SUBLICENSEE(S) shall also include any person or entity to which Company’s SUBLICENSEE(S) has granted a sublicense subject to JHU’s approval and the conditions hereunder.

1.17 “TERRITORY” shall mean world-wide.

1.18 “VALID CLAIM” shall mean those claims of a patent or patent application in any country that (i) has not expired; (ii) has not been disclaimed; (iii) has not been revoked, held

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

invalid, or otherwise declared unenforceable or not allowable by a tribunal or patent authority of competent jurisdiction over such claim in such country from which no further appeal has or may be taken; and (iv) in the case of a pending application was filed and is being prosecuted in good faith towards allowance.

ARTICLE 2

LICENSE GRANT

2.1 Grant. Subject to the terms and conditions of this Agreement, JHU hereby grants to Company an EXCLUSIVE LICENSE to make, have made, use, import, offer for sale, sell and have sold the LICENSED PRODUCT(S) and to provide the LICENSED SERVICE(S) in the TERRITORY under the PATENT RIGHTS in the LICENSED FIELD. This Grant shall apply to the Company and any AFFILIATED COMPANY, except that any AFFILIATED COMPANY shall not have the right to sublicense others as set forth in Paragraph 2.2 below. If any AFFILIATED COMPANY exercises rights under this Agreement, such AFFILIATED COMPANY shall be bound by all terms and conditions of this Agreement, including but not limited to indemnity and insurance provisions and royalty payments, which shall apply to the exercise of the rights, to the same extent as would apply had this Agreement been directly between JHU and the AFFILIATED COMPANY. In addition, Company shall remain fully liable to JHU for all acts and obligations of AFFILIATED COMPANY such that acts of the AFFILIATED COMPANY shall be considered acts of the Company.

2.2 Sublicense. Company may sublicense the rights granted by JHU under Paragraph 2.1 to others under this Agreement and may extend the right to further sublicense the rights delivered hereunder to its SUBLICENSEE(S), subject to the terms and conditions of this Paragraph 2.2 and subject to JHU’s prior written approval of the sublicense agreement(s). Such approval shall not be unreasonably withheld. As a condition to its validity and enforceability, each sublicense agreement shall: (a) incorporate by reference the terms and conditions of this Agreement, (b) be consistent with the terms, conditions and limitations of this Agreement, (c) name JHU as an intended third party beneficiary of the obligations of SUBLICENSEE without imposition of obligation or liability on the part of JHU or its Inventors to the SUBLICENSEE, and (d) specifically incorporate Paragraphs 6.2 “Representations by JHU”, 7.1 “Indemnification”, 10.1 “Use of Name”, 10.4 “Product Liability” into the body of the sublicense agreement, and cause the terms used in therein to have the same meaning as in this Agreement. Company and its SUBLICENSEE(S) shall provide to JHU each proposed sublicense agreement, executed by both Company and SUBLICENSEE. To the extent that any terms, conditions or limitations of any sublicense agreement are inconsistent with this Agreement, those terms, conditions and limitations are null and void against JHU. Upon receipt of a sublicense agreement from Company, JHU shall have [ * ] days to indicate whether or not JHU approves such sublicense agreement in accordance with this Paragraph 2.2. JHU’s failure to provide timely notice in this regard shall be considered approval of the applicable sublicense agreement.

2.3 Government Rights. The United States Government may have acquired a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the inventions described in PATENT RIGHTS throughout the world.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

The rights granted herein are additionally subject to: (i) the requirement that any LICENSED PRODUCT(S) produced for use or sale within the United States shall be substantially manufactured in the United States (unless a waiver under 35 USC § 204 or equivalent is granted by the appropriate United States government agency), (ii) the right of the United States government to require JHU, or its licensees, including Company, to grant sublicenses to responsible applicants on reasonable terms when necessary to fulfill health or safety needs, and, (iii) other rights acquired by the United States government under the laws and regulations applicable to the grant/contract award under which the inventions were made.

ARTICLE 3

FEES, ROYALTIES, & PAYMENTS

3.1 License Fee. Company shall pay to JHU a license fee as set forth in Exhibit B (the “License Fee”) upon the earlier of [ * ] days following the EFFECTIVE DATE or [ * ] days following the EFFECTIVE DATE and completion of an equity financing in which Company receives at least [ * ]. JHU will not submit an invoice for the License Fee, which is nonrefundable and shall not be credited against royalties or other fees. Company’s obligation to pay the License Fee shall survive termination of this Agreement.

3.2 Milestones License Fees. In addition to the license fee as set forth in Paragraph 3.1, Company shall pay to JHU certain milestone license fees for the achievement of the applicable milestones by Company, AFFILIATED COMPANIES or SUBLICENSEES, as set forth in Exhibit B (the “Milestone License Fees”). For those milestones achieved by Company or AFFILIATED COMPANIES, Company shall pay to JHU the applicable Milestone License Fee(s) within [ * ] days of such achievement, and for those milestones achieved by SUBLICENSEES, Company shall pay to JHU the applicable Milestone License Fee(s) within [ * ] days of such achievement.

3.3 Minimum Annual Royalties. Company shall pay to JHU minimum annual royalties as set forth in Exhibit B (the “Minimum Annual Royalties”). These Minimum Annual Royalties shall be due, without invoice from JHU, within [ * ] days of each anniversary of the EFFECTIVE DATE beginning with the first anniversary. Running royalties accrued under Paragraph 3.4 and paid to JHU during the one (1) year period preceding an anniversary of the EFFECTIVE DATE shall be credited against the Minimum Annual Royalties due on that anniversary date. The amount of all Minimum Annual Royalties paid for any year in excess of the actual running royalties for such year shall be carried forward and credited against running royalties owed in future years.

3.4 Running Royalties. Company shall pay to JHU a running royalty as set forth in Exhibit B, for each LICENSED PRODUCT(S) sold, and for each LICENSED SERVICE(S) provided, by Company, AFFILIATED COMPANIES and SUBLICENSEE(S), based on NET SALES and NET SERVICE REVENUES for the term of this Agreement, except as provided below. Such payments shall be made quarterly.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

All non-US taxes due on payments to JHU under this Agreement shall be paid by Company and shall not be deducted from royalty or other payments due to JHU. In the event that any amounts are required under law to be withheld from royalty or other payments otherwise due to JHU, Company shall notify JHU, provide to JHU appropriate documentation of such requirement, use reasonable commercial efforts to provide all forms, documents, and/or other information necessary to eliminate the withholding or reduce any taxes payable pursuant to this Paragraph or necessary to establish JHU’s right to a tax credit in respect of any such taxes, only then shall Company withhold the appropriate amount of withholding taxes imposed hereunder, and pay such taxes on behalf of JHU. Company shall provide JHU with receipts or certificates showing the payment of the amounts withheld pursuant to this Paragraph. Any other taxes (other than any due on payments to JHU by Company) levied by any authorities in the TERRITORY shall be treated as described in Paragraphs 1.10 and 1.11 herein as appropriate.

In order to insure JHU the full royalty payments contemplated hereunder, Company agrees that in the event any LICENSED PRODUCT(S) shall be sold to an AFFILIATED COMPANY or SUBLICENSEE(S) or to a corporation, firm or association with which Company shall have any agreement, understanding or arrangement with respect to consideration (such as, among other things, an option to purchase stock or actual stock ownership, or an arrangement involving division of profits or special rebates or allowances) the royalties to be paid hereunder for such LICENSED PRODUCT(S) shall be based upon the greater of: 1) the net selling price (per NET SALES) at which the purchaser of LICENSED PRODUCT(S) resells such product to the end user, 2) the NET SERVICE REVENUES received from using the LICENSED PRODUCT(S) in providing a service, 3) the fair market value of the LICENSED PRODUCT(S) or 4) the net selling price (per NET SALES) of LICENSED PRODUCT(S) paid by the purchaser.

3.5 Sublicense Consideration. In addition to the running royalty as set forth under Paragraph 3.4, Company shall pay to JHU a share of the cash value of compensation received in consideration for the grant of a sublicense of the rights granted herein as set forth in Exhibit B (“Sublicense Consideration”). Sublicense Consideration shall be due, without the need for invoice from JHU, within [ * ] days of Company’s receipt of sublicensing income from its SUBLICENSEE. Company shall pay to JHU a share of all sublicensing income, including licensing fees, milestone payments, equity investments in Company to the extent such investments exceed [ * ] of Fair Market Value (as defined herein below), and any other sublicensing revenue, excluding running royalty received from SUBLICENSEE, debt financing, equity investments at or below [ * ] of Fair Market Value (as defined herein below), payments or other consideration for research contracts or development, sales and/or marketing activities, and reimbursement for patent costs or milestones payable to JHU under this Agreement. Company will provide all relevant information in its possession regarding exclusions from Sublicense Consideration which is not the confidential information of a third party, including, but not limited to, copies of research contracts or other contracts with a performance plan and commensurate budget for research, development, sales and/or marketing activities to be performed by Company, providing that the absence of such information shall not preclude exclusion from Sublicense Consideration.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

In the event that equity in lieu of cash or other consideration is received by Company in return for granting a sublicense, Company shall either arrange for JHU’s share of such equity to be issued directly to JHU and in the name of “The Johns Hopkins University” or Company shall pay in cash to JHU the Fair Market Value, as defined below, of JHU’s share of such equity. The term “Fair Market Value” shall mean (i) if the stock is publicly traded, the average price that the stock in question is publicly trading at for [ * ] days prior to the announcement of the sublicense agreement, or (ii) if the stock is not publicly traded, the value of such stock as determined by an independent appraisal, including an average of up to three appraisals, prepared by an outside party or parties at Company’s expense and which is reasonably acceptable to both the Company and to JHU.

3.6 Patent Reimbursement. Company will reimburse JHU for the reasonable, unreimbursed past costs associated with preparing, filing, maintaining and prosecuting PATENT RIGHTS within the LICENSED FIELD incurred by JHU on or before the EFFECTIVE DATE of this Agreement, not to exceed [ * ] and excluding all costs previously paid by another licensee. Company shall reimburse JHU upon the earlier of [ * ] days following the EFFECTIVE DATE and receipt of an invoice from JHU or [ * ] days after the EFFECTIVE DATE and completion of an equity financing in which Company receives at least [ * ]). In accordance with Paragraph 4.1 below, Company will reimburse JHU, within [ * ] days of the receipt of an invoice from JHU, for all costs associated with the preparation, filing, maintenance, and prosecution of PATENT RIGHTS incurred by JHU subsequent to the EFFECTIVE DATE of this Agreement.

3.7 Form of Payment. All payments under this Agreement shall be made in U.S. Dollars by either check or wire transfer.

3.8 Payment Information. All check payments from Company to JHU shall be sent to:

Executive Director

Johns Hopkins Technology Transfer

The Johns Hopkins University

100 N. Charles Street, 5th Floor

Baltimore, MD 21201

Attn: JHU Agreement # A19340

or such other addresses which JHU may designate in writing from time to time. Checks are to be made payable to “The Johns Hopkins University”. Wire transfers may be made through:

[ * ]

Transit/Routing/ABA number: [ * ]

SWIFT code: [ * ]

CHIPS ABA number: [ * ]

Account Number: [ * ]

Type of Account: [ * ]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Reference: Johns Hopkins Technology Transfer

(JHU Agreement Ref. # - A19340)

Attn: Financial Manager

ACH info:

[ * ]

Transit/routing/ABA number: [ * ]

Account number: [ * ]

Type of account: [ * ]

(CTX format is preferred; CCD+ is also accepted)

Company shall provide notice of the date and amount of all ACH payments to JHU’s Financial Manager by email or telephone. Company shall be responsible for any and all costs associated with wire transfers.

3.9 Late Payments. In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on the [ * ] day following the due date thereof, calculated at the annual rate of the sum of (a) [ * ] plus (b) the prime interest rate quoted by The Wall Street Journal on the date said payment is due, the interest being compounded on the last day of each calendar quarter, provided however, that in no event shall said annual interest rate exceed the maximum legal interest rate for corporations. Each such payment when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not negate or waive the right of JHU to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment including, but not limited to termination of this Agreement as set forth in Paragraph 9.2.

ARTICLE 4

PATENT PROSECUTION, MAINTENANCE, & INFRINGEMENT

4.1 Prosecution & Maintenance. JHU, at Company’s expense, shall file, prosecute and maintain all patents and patent applications specified under PATENT RIGHTS in the LICENSED FIELD and, subject to the terms and conditions of this Agreement, Company shall be licensed thereunder. Title to all such patents and patent applications shall reside in JHU. JHU shall have full and complete control over all patent matters in connection therewith under the PATENT RIGHTS, provided however, that JHU shall (a) cause its patent counsel to timely copy Company on all official actions and written correspondence with any patent office, and (b) allow Company a reasonable opportunity to comment and advise JHU. JHU shall consider and reasonably incorporate all comments and advice. By concurrent written notification to JHU and its patent counsel at least [ * ] days in advance (or later at JHU’s discretion) of any filing or response deadline, or fee due date, Company may elect not to have a patent application filed in any particular country or not to pay expenses associated with prosecuting or maintaining any patent application or patent, provided that Company pays for all costs incurred up to JHU’s receipt of such notification. Failure to provide such notification can be considered by JHU to be Company’s authorization to proceed at Company’s expense. Upon such notification, JHU may file, prosecute, and/or maintain such patent applications or patent at its own expense and for its

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

own benefit, and any rights or license granted hereunder held by Company, AFFILIATED COMPANIES or SUBLICENSEE(S) relating to the PATENT RIGHTS which comprise the subject of such patent applications or patent and/or apply to the particular country, shall terminate.

4.2 Notification. Each party will notify the other promptly in writing when any infringement by another is uncovered or suspected.

4.3 Infringement. Company shall have the first right to enforce any patent within PATENT RIGHTS against any infringement or alleged infringement thereof, and shall at all times keep JHU informed as to the status thereof. Before Company commences an action with respect to any infringement of such patents, Company shall give careful consideration to the views of JHU and to potential effects on the public interest in making its decision whether or not to sue. Thereafter, Company may, at its own expense, institute suit against any such infringer or alleged infringer and control and defend such suit in a manner consistent with the terms and provisions hereof and recover any damages, awards or settlements resulting therefrom, subject to Paragraph 4.5. However, no settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the prior written consent of JHU, which consent shall not be unreasonably withheld. This right to sue for infringement shall not be used in an arbitrary or capricious manner. JHU shall reasonably cooperate in any such litigation at Company’s expense, including by allowing itself to be joined as a party of such litigation if required for purposes of standing.

If Company elects not to enforce any patent within the PATENT RIGHTS, then it shall so notify JHU in writing within [ * ] days of receiving notice that an infringement exists, and JHU may, in its sole judgment and at its own expense, take steps to enforce any patent and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof, and recover, for its own account, any damages, awards or settlements resulting therefrom.

4.4 Patent Invalidity Suit. If a declaratory judgment action is brought naming Company as a defendant and alleging invalidity of any of the PATENT RIGHTS, JHU may elect to take over the sole defense of the action at its own expense. Company shall cooperate fully with JHU in connection with any such action.

4.5 Recovery. Any recovery of ordinary (non-punitive) damages by Company under Paragraph 4.3 shall be deemed to reflect loss of commercial sales, and Company shall pay to JHU an amount calculated by applying the royalty rate defined in Section 3.4 to the non-punitive damages of the recovery net of all reasonable costs and expenses associated with each suit or settlement. In the event a court awards punitive damages to Company in addition to ordinary damages, Company shall pay to JHU [ * ] of such punitive damages net of all reasonable costs and expenses associated with each suit or settlement. If the cost and expenses exceed the recovery, then [ * ] of the excess shall be credited against royalties payable by Company to JHU hereunder in connection with sales of LICENSED PRODUCT covered in the PATENT RIGHTS which are the subject of the infringement suit, in the country of such legal proceedings, provided, however, that any such credit under this Paragraph shall not exceed [ * ] of the royalties otherwise payable to JHU with regard to sales in the country of such action in any one calendar year, with any excess credit being carried forward to future calendar years.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 5

OBLIGATIONS OF THE PARTIES

5.1 Reports. Company shall provide to JHU the following written reports according to the following schedules.

(a) Company shall provide quarterly Royalty Reports, substantially in the format of Exhibit C and due within [ * ] days of the end of each calendar quarter following the EFFECTIVE DATE of this Agreement. Royalty Reports shall disclose the amount of LICENSED PRODUCT(S) and LICENSED SERVICE(S) sold, the total NET SALES and NET SERVICE REVENUES of such LICENSED PRODUCT(S) and LICENSED SERVICE(S), and the running royalties due to JHU as a result of NET SALES and NET SERVICE REVENUES by Company, AFFILIATED COMPANIES and SUBLICENSEE(S) thereof. Payment of any such royalties due shall accompany such Royalty Reports.

(b) Until Company, an AFFILIATED COMPANY or a SUBLICENSEE(S) has achieved a FIRST COMMERCIAL SALE of a LICENSED PRODUCT or LICENSED SERVICE, or received FDA market approval, Company shall provide semiannual Diligence Reports, due within [ * ] days of the end of every June and December following the EFFECTIVE DATE of this Agreement. These Diligence Reports shall describe Company’s, AFFILIATED COMPANIES or any SUBLICENSEE(S)’s technical efforts towards meeting its obligations under the terms of this Agreement.

(c) Company shall provide Annual Reports within [ * ] days of the end of every December following the EFFECTIVE DATE of this Agreement. Annual Reports shall include:

(i) evidence of insurance as required under Paragraph 10.4, or, a statement of why such insurance is not currently required, and

(ii) identification of all AFFILIATED COMPANIES which have exercised rights pursuant to Paragraph 2.1, or, a statement that no AFFILIATED COMPANY has exercised such rights, and

(iii) notice of all FDA approvals of any LICENSED PRODUCT(S) or LICENSED SERVICE(S) obtained by COMPANY, AFFILIATED COMPANY or SUBLICENSEE, the patent(s) or patent application(s) licensed under this Agreement upon which such product or service is based, and the commercial name of such product or service, or, in the alternative, a statement that no FDA approvals have been obtained.

5.2 Records. Company shall make and retain, for a period of [ * ] years following the period of each report required by Paragraph 5.1, true and accurate records, files and books of account containing all the data reasonably required for the full computation and verification of sales and other information required in Paragraph 5.1. Such books and records shall be in accordance with generally accepted accounting principles consistently applied. Company shall

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

permit the inspection and copying of such records, files and books of account by JHU or its agents during regular business hours upon [ * ] business days’ written notice to Company. Such inspection shall not be made more than once each calendar year. All costs of such inspection and copying shall be paid by JHU, provided that if any such inspection shall reveal that an error has been made in the amount equal to [ * ] or more of such payment, such costs shall be borne by Company. As a condition to entering into any such agreement, Company shall include in any agreement with its AFFILIATED COMPANIES or its SUBLICENSEE(S) which permits such party to make, use, sell or import the LICENSED PRODUCT(S) or provide LICENSED SERVICE(S), a provision requiring such party to retain records of sales of LICENSED PRODUCT(S) and records of LICENSED SERVICE(S) and other information as required in Paragraph 5.1 and permit JHU to inspect such records as required by this Paragraph.

5.3 Efforts. Company shall exercise commercially reasonable efforts to develop and to introduce the LICENSED PRODUCT(S) and LICENSED SERVICE(S) into the commercial market as soon as practicable, consistent with sound and reasonable business practice and judgment; thereafter, until the expiration or termination of this Agreement, Company shall endeavor to keep LICENSED PRODUCT(S) and LICENSED SERVICE(S) reasonably available to the public. Company shall also exercise commercially reasonable efforts to develop LICENSED PRODUCT(S) suitable for different indications within the LICENSED FIELD, so that the PATENT RIGHTS can be commercialized as broadly and as speedily as good scientific and business judgment would deem possible.

5.4 Developmental Obligations. Commercially reasonable efforts shall be demonstrated, among other ways, by the achievement of the following the following events within the specified time from the EFFECTIVE DATE:

Event	Date

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

In the event that unforeseen circumstances prevent the Company from achieving a diligence milestone, the Company and JHU will agree to discuss alternative commercially reasonable milestones. Company shall provide JHU with notice, as provided hereunder in Paragraph 10.6, within [ * ] days of achieving each diligence milestone.

5.5 Other Products. If JHU provides the Company in writing with clinical or other compelling evidence demonstrating a significant commercial opportunity within the LICENSED FIELD which is not being developed or commercialized by Company, Company shall make reasonable efforts either to provide JHU with a development plan and start development or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

attempt to sublicense the particular market or use to a third party. If within [ * ] months of such notification by JHU, Company has not initiated reasonable efforts to develop or sublicense that particular significant commercial opportunity, JHU may terminate this license for such particular significant commercial opportunity. This Paragraph shall not be applicable if Company reasonably demonstrates to JHU that commercializing such LICENSED PRODUCT(S) or LICENSED SERVICE(S) or granting such a sublicense in said market or use would have a potentially adverse commercial effect upon marketing or sales of the LICENSED PRODUCT(S).

5.6 Patent Acknowledgement. Company agrees that all packaging containing individual LICENSED PRODUCT(S) sold by Company, AFFILIATED COMPANIES and SUBLICENSEE(S) of Company will be marked with the number of the applicable patent(s) licensed hereunder in accordance with each country’s patent laws.

ARTICLE 6

REPRESENTATIONS

6.1 Duties of the Parties. JHU is not a commercial organization. It is an institute of research and education. Therefore, JHU has no ability to evaluate the commercial potential of any PATENT RIGHTS or LICENSED PRODUCT or other license or rights granted in this Agreement. It is therefore incumbent upon Company to evaluate the rights and products in question, to examine the materials and information provided by JHU, and to determine for itself the validity of any PATENT RIGHTS, its freedom to operate, and the value of any LICENSED PRODUCTS or SERVICES or other rights granted.

6.2 Representations by JHU. JHU warrants that it has good and marketable title to its interest in the inventions claimed under PATENT RIGHTS with the exception of certain retained rights of the United States Government, which may apply if any part of the JHU research was funded in whole or in part by the United States Government. JHU does not warrant the validity of any patents or that practice under such patents shall be free of infringement. EXCEPT AS EXPRESSLY SET FORTH IN THIS PARAGRAPH 6.2, COMPANY, AFFILIATED COMPANIES AND SUBLICENSEE(S) AGREE THAT THE PATENT RIGHTS ARE PROVIDED “AS IS”, AND THAT JHU MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF LICENSED PRODUCT(S) AND LICENSED SERVICE(S) INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. JHU DISCLAIMS ALL WARRANTIES WITH REGARD TO PRODUCT(S) AND SERVICE(S) LICENSED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, JHU ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF JHU AND INVENTORS, FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL DAMAGES, ATTORNEYS’ AND EXPERTS’ FEES, AND COURT COSTS (EVEN IF JHU HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE, OR SALE OF THE PRODUCT(S) AND

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SERVICE(S) LICENSED UNDER THIS AGREEMENT. COMPANY, AFFILIATED COMPANIES AND SUBLICENSEE(S) ASSUME ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A PRODUCT AND/OR SERVICE MANUFACTURED, USED, OR SOLD BY COMPANY, ITS SUBLICENSEE(S) AND AFFILIATED COMPANIES WHICH IS A LICENSED PRODUCT(S) OR LICENSED SERVICE(S) AS DEFINED IN THIS AGREEMENT.

ARTICLE 7

INDEMNIFICATION

7.1 Indemnification. Company, AFFILIATED COMPANY and SUBLICENSEE shall indemnify, defend with counsel reasonably acceptable to JHU, and hold JHU, The Johns Hopkins Health Systems, their present and former trustees, officers, Inventors of PATENT RIGHTS, agents, faculty, employees and students harmless as against any judgments, fees, expenses, or other costs arising from or incidental to any product liability or other lawsuit, claim, demand or other action brought as a consequence of the practice of said inventions by any of the foregoing entities, whether or not JHU or said Inventors, either jointly or severally, is named as a party defendant in any such lawsuit and whether or not JHU or the Inventors are alleged to be negligent or otherwise responsible for any injuries to persons or property. Practice of the inventions covered by LICENSED PRODUCT(S) and LICENSED SERVICE(S), by an AFFILIATED COMPANY or an agent or a SUBLICENSEE(S) or a third party on behalf of or for the account of Company or by a third party who purchases LICENSED PRODUCT(S) and LICENSED SERVICE(S) from Company, shall be considered Company’s practice of said inventions for purposes of this Paragraph. The obligation of Company to defend and indemnify as set out in this Paragraph shall survive the termination of this Agreement, shall continue even after assignment of rights and responsibilities to an affiliate or sublicensee, and shall not be limited by any other limitation of liability elsewhere in this Agreement.

7.2 Indemnity Procedure. Any Indemnitee seeking indemnification under this Agreement shall promptly notify Company of any claim, demand, action or other proceeding for which such Indemnitee intends to claim such indemnification. Company shall have the right to participate in consideration by the Indemnitee of the financial aspect only of the settlement of any claim, demand, action or other proceeding, but Company may not unreasonably withhold or delay approval of the financial aspect of any settlement. The failure of the Indemnitee to deliver notice to Company within a reasonable time after actual notice of any such claim or demand, or the commencement of any such action or other proceeding, if materially prejudicial to the ability to defend such claim, demand, action or other proceeding, shall relieve Company of any liability under this Section 7 with respect thereto. Each Indemnitee, its employees and agents, shall reasonably cooperate with Company and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this Section 7 at the expense of Company.

ARTICLE 8

CONFIDENTIALITY

8.1 Confidentiality. If necessary, the parties will exchange information, which they consider to be confidential. The recipient of such information agrees to accept the disclosure of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

said information which is marked as confidential at the time it is sent to the recipient, and to employ all reasonable efforts to maintain the information secret and confidential, such efforts to be no less than the degree of care employed by the recipient to preserve and safeguard its own confidential information. The information shall not be disclosed or revealed to anyone except employees of the recipient who have a need to know the information and who have entered into a secrecy agreement with the recipient under which such employees are required to maintain confidential the proprietary information of the recipient and such employees shall be advised by the recipient of the confidential nature of the information and that the information shall be treated accordingly.

The obligations of this Paragraph 8.1 shall also apply to AFFILIATED COMPANIES and/or SUBLICENSEE(S) provided such information by Company. JHU’s, Company’s, AFFILIATED COMPANIES, and SUBLICENSEES’ obligations under this Paragraph 8.1 shall extend until [ * ] years after the termination of this Agreement.

8.2 Exceptions. The recipient’s obligations under Paragraph 8.1 shall not extend to any part of the information:

a.	that can be demonstrated to have been in the public domain or publicly known and readily available to the trade or the public prior to the date of the disclosure; or

b.	that can be demonstrated, from written records to have been in the recipient’s possession or readily available to the recipient from another source not under obligation of secrecy to the disclosing party prior to the disclosure; or

c.	that becomes part of the public domain or publicly known by publication or otherwise, not due to any unauthorized act by the recipient; or

d.	that is demonstrated from written records to have been developed by or for the receiving party without reference to confidential information disclosed by the disclosing party.

e.	that is required to be disclosed by law, government regulation or court order.

8.3 Right to Publish. JHU may publish manuscripts, abstracts or the like describing the PATENT RIGHTS and inventions contained therein provided confidential information of Company as defined in Paragraph 8.1, is not included or without first obtaining approval from Company to include such confidential information. Otherwise, JHU and the Inventors shall be free to publish manuscripts and abstracts or the like directed to the work done at JHU related to the licensed technology without prior approval.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 9

TERM & TERMINATION

9.1 Term. The term of this Agreement shall commence on the EFFECTIVE DATE and shall continue, in each country, until the date of expiration of the last to expire patent included within PATENT RIGHTS in that country or if no patents issue then for a term of twenty (20) years from the EFFECTIVE DATE of this Agreement.

9.2 Termination By Either Party. This Agreement may be terminated by either party, in the event that the other party (a) files or has filed against it a petition under the Bankruptcy Act, makes an assignment for the benefit of creditors, has a receiver appointed for it or a substantial part of its assets, or otherwise takes advantage of any statute or law designed for relief of debtors or (b) fails to perform or otherwise breaches any of its obligations hereunder, if, following the giving of notice by the terminating party of its intent to terminate and stating the grounds therefor, the party receiving such notice shall not have cured the failure or breach within thirty (30) days. In no event, however, shall such notice or intention to terminate be deemed to waive any rights to damages or any other remedy which the party giving notice of breach may have as a consequence of such failure or breach.

9.3 Termination by Company. Company may terminate this Agreement and the license granted herein, for any reason, upon giving JHU ninety (90) days written notice.

9.4 Obligations and Duties upon Termination. If this Agreement is terminated, both parties shall be released from all obligations and duties imposed or assumed hereunder to the extent so terminated, except as expressly provided to the contrary in this Agreement. Upon termination, both parties shall cease any further use of the confidential information disclosed to the receiving party by the other party. Termination of this Agreement, for whatever reason, shall not affect the obligation of either party to make any payments for which it is liable prior to or upon such termination. Termination shall not affect JHU’s right to recover unpaid royalties, fees, reimbursement for patent expenses, or other forms of financial compensation incurred prior to termination. Upon termination Company shall submit a final royalty report to JHU and any royalty payments, fees, unreimbursed patent expenses and other financial compensation due JHU shall become immediately payable. Furthermore, upon termination of this Agreement, all rights in and to the licensed technology shall revert immediately to JHU at no cost to JHU. Upon termination of this Agreement, any SUBLICENSEE(S) shall become a direct licensee of JHU, provided that JHU’s obligations to SUBLICENSEE(S) are no greater than JHU’s obligations to Company under this Agreement. Company shall provide written notice of such to each SUBLICENSEE(S) with a copy of such notice provided to JHU.

ARTICLE 10

MISCELLANEOUS

10.1 Use of Name. Company, AFFILIATED COMPANIES and SUBLICENSEE(S) shall not use the name of The Johns Hopkins University or The Johns Hopkins Health System or any of its constituent parts, such as the Johns Hopkins Hospital or any contraction thereof or the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

name of Inventors in any advertising, promotional, sales literature or fundraising documents without prior written consent from an authorized representative of JHU. Company, AFFILIATED COMPANIES and SUBLICENSEE(S) shall allow at least seven (7) business days notice of any proposed public disclosure for JHU’s review and comment or to provide written consent.

10.2 No Partnership. Nothing in this Agreement shall be construed to create any agency, employment, partnership, joint venture or similar relationship between the parties other than that of a licensor/licensee. Neither party shall have any right or authority whatsoever to incur any liability or obligation (express or implied) or otherwise act in any manner in the name or on the behalf of the other, or to make any promise, warranty or representation binding on the other.

10.3 Notice of Claim. Each party shall give the other or its representative immediate notice of any suit or action filed, or prompt notice of any claim made, against them arising out of the performance of this Agreement or arising out of the practice of the inventions licensed hereunder.

10.4 Product Liability. Prior to initial human testing or FIRST COMMERCIAL SALE of any LICENSED PRODUCT(S) or LICENSED SERVICE(S) as the case may be in any particular country, Company shall establish and maintain, in each country in which Company, an AFFILIATED COMPANY or SUBLICENSEE(S) shall test or sell LICENSED PRODUCT(S) and LICENSED SERVICE(S), product liability or other appropriate insurance coverage in the minimum amount of Five Million Dollars ($5,000,000) per claim and will annually present evidence to JHU that such coverage is being maintained. Upon JHU’s request, Company will furnish JHU with a Certificate of Insurance of each product liability insurance policy obtained. JHU shall be listed as an additional insured in Company’s said insurance policies. If such Product Liability insurance is underwritten on a ‘claims made’ basis, Company agrees that any change in underwriters during the term of this Agreement will require the purchase of ‘prior acts’ coverage to ensure that coverage will be continuous throughout the term of this Agreement.

10.5 Governing Law. This Agreement shall be construed, and legal relations between the parties hereto shall be determined, in accordance with the laws of the State of Maryland applicable to contracts solely executed and wholly to be performed within the State of Maryland without giving effect to the principles of conflicts of laws. Any disputes between the parties to the Agreement shall be brought in the state or federal courts of Maryland. Both parties agree to waive their right to a jury trial.

10.6 Notice. All notices or communication required or permitted to be given by either party hereunder shall be deemed sufficiently given if mailed by registered mail or certified mail, return receipt requested, or sent by overnight courier, such as Federal Express, to the other party at its respective address set forth below or to such other address as one party shall give notice of to the other from time to time hereunder. Mailed notices shall be deemed to be received on the third business day following the date of mailing. Notices sent by overnight courier shall be deemed received the following business day.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

If to Company:	Aduro BioTech
626 Bancroft Way, Suite 3C
Berkeley, CA 94710-2225
Attn: Chief Executive Officer

If to JHU:	Executive Director
Johns Hopkins Technology Transfer
The Johns Hopkins University
100 N. Charles Street
5th Floor
Baltimore, MD 21201
Attn: Agreement # A19340

10.7 Compliance with All Laws. In all activities undertaken pursuant to this Agreement, both JHU and Company covenant and agree that each will in all material respects comply with such Federal, state and local laws and statutes, as may be in effect at the time of performance and all valid rules, regulations and orders thereof regulating such activities.

10.8 Successors and Assigns. Neither this Agreement nor any of the rights or obligations created herein, except for the right to receive any remuneration hereunder, may be assigned by either party, in whole or in part, without the prior written consent of the other party, except that either party shall be free to assign this Agreement in connection with any sale of substantially all of its assets without the consent of the other; provided that: (a) any such assignee shall agree in writing to be bound by the terms and conditions of this Agreement; and (b) the assigning party shall notify the other party of any such assignment. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the parties hereto.

10.9 No Waivers; Severability. No waiver of any breach of this Agreement shall constitute a waiver of any other breach of the same or other provision of this Agreement, and no waiver shall be effective unless made in writing. Any provision hereof prohibited by or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be deemed ineffective and deleted herefrom without affecting any other provision of this Agreement. It is the desire of the parties hereto that this Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held by any governmental agency or court of competent jurisdiction to be void, illegal and unenforceable, the parties shall negotiate in good faith for a substitute term or provision which carries out the original intent of the parties.

10.10 Entire Agreement; Amendment. Company and JHU acknowledge that they have read this entire Agreement and that this Agreement, including the attached Exhibits constitutes the entire understanding and contract between the parties hereto and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof, all of which communications are merged herein. It is expressly understood and agreed that (i) there being no expectations to the contrary between the parties hereto, no usage of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

trade, verbal agreement or another regular practice or method dealing within any industry or between the parties hereto shall be used to modify, interpret, supplement or alter in any manner the express terms of this Agreement; and (ii) this Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both of the parties hereto.

10.11 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party hereto, shall impair any such right, power or remedy to such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

10.12 Force Majeure. If either party fails to fulfill its obligations hereunder (other than an obligation for the payment of money), when such failure is due to an act of God, or other circumstances beyond its reasonable control, including but not limited to fire, flood, civil commotion, riot, war (declared and undeclared), revolution, or embargoes, then said failure shall be excused for the duration of such event and for such a time thereafter as is reasonable to enable the parties to resume performance under this Agreement, provided however, that in no event shall such time extend for a period of more than one hundred eighty (180) days.

10.13 Further Assurances. Each party shall, at any time, and from time to time, prior to or after the EFFECTIVE DATE of this Agreement, at reasonable request of the other party, execute and deliver to the other such instruments and documents and shall take such actions as may be required to more effectively carry out the terms of this Agreement.

10.14 Survival. All representations, warranties, covenants and agreements made herein and which by their express terms or by implication are to be performed after the execution and/or termination hereof, or are prospective in nature, shall survive such execution and/or termination, as the case may be. This shall include Paragraphs 3.1 (License Fee), 3.9 (Late Payments), 5.2 (Records), and Articles 6, 7, 8, 9, and 10.

10.15 No Third Party Beneficiaries. Nothing in this Agreement shall be construed as giving any person, firm, corporation or other entity, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

10.16 Headings. Article headings are for convenient reference and not a part of this Agreement. All Exhibits are incorporated herein by this reference.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.17 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall be deemed but one instrument.

[Signatures on following page.]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, this Agreement shall take effect as of the EFFECTIVE DATE when it has been executed below by the duly authorized representatives of the parties.

THE JOHNS HOPKINS UNIVERSITY	ADURO BIOTECH

/s/ Wesley D. Blakeslee, J.D	/s/ Stephen T. Isaacs
Wesley D. Blakeslee, J.D.	Name: Stephen T. Isaacs
Executive Director	Title: Chairman & CEO
Johns Hopkins Technology Transfer

3/24/2011	3/16/11
(Date)	(Date)

EXHIBIT A. PATENT RIGHTS

EXHIBIT B. LICENSE FEE & ROYALITIES.

EXHIBIT C. SALES & ROYALTY REPORT FORM.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A

PATENT RIGHTS

[ * ]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT B

LICENSE FEE & ROYALTIES

1.	License Fee. The License Fee due under Paragraph 3.1 is Twenty-five Thousand U.S. Dollars ($25,000).

2.	Milestone License Fees. The Milestone License Fees due under Paragraph 3.2 for LICENSED PRODUCTS or LICENSED SERVICES developed by Company, AFFILIATED COMPANIES, or SUBLICENSEES are as follows:

(i)	[ * ] upon [ * ]; and

(ii)	[ * ] upon [ * ]; and

(iii)	[ * ] upon [ * ].

3.	Minimum Annual Royalties. The Minimum Annual Royalties pursuant to Paragraph 3.3 are:

Anniversary	Amount
[*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*]

4.	Royalties. The running royalty rate payable under Paragraph 3.4 is [ * ].

5.	Sublicense Consideration. The percent Sublicense Consideration payable under Paragraph 3.5 is as follows:

(i) For a sublicense to a LICENSED PRODUCT(S) or LICENSED SERVICE(S) that [ * ]:

(a) [ * ] if [ * ];

(b) [ * ] if [ * ]; and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) [ * ] if [ * ].

(ii) For a sublicense to a LICENSED PRODUCT(S) or LICENSED SERVICE(S) that [ * ]:

(a) [ * ] if [ * ];

(b) [ * ] if [ * ]; and

(c) [ * ] if [ * ].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT C

QUARTERLY SALES & ROYALTY REPORT

FOR LICENSE AGREEMENT BETWEEN ADURO BIOTECH AND

THE JOHNS HOPKINS UNIVERSITY DATED

FOR PERIOD OF                      TO

TOTAL ROYALTIES DUE FOR THIS PERIOD $

PRODUCT ID	PRODUCT NAME	*JHU REFERENCE	1st COMMERCIAL SALE DATE	TOTAL NET SALES/SERVICES	ROYALTY RATE	AMOUNT DUE

*	Please provide the JHU Reference Number or Patent Reference

This report format is to be used to report quarterly royalty statements to JHU. It should be placed on Company letterhead and accompany any royalty payments due for the reporting period. This report shall be submitted even if no sales are reported.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.